Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BioMarin Pharmaceutical Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-168552, 333-136963, 333-84787, 333-85368 and 333-181697) on Form S-8 and the registration statement on Form S-3 (No. 333-181766) of BioMarin Pharmaceutical Inc. and subsidiaries of our reports dated February 26, 2013, with respect to the consolidated balance sheets of BioMarin Pharmaceutical Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of BioMarin Pharmaceutical Inc. and subsidiaries.

/s/ KPMG LLP

San Francisco, California

February 26, 2013